Exhibit 21.1

Subsidiaries of Pacific Office Properties Trust, Inc.

Name of Subsidiary	Domicile
Pacific Office Properties, L.P.	Delaware
WFP Mezzanine A, LLC	Delaware
WFP Mezzanine B, LLC	Delaware
WFP Mezzanine C, LLC	Delaware
WFP Mezzanine D, LLC	Delaware
WFP Mezzanine E, LLC	Delaware
Waterfront A, LLC	Delaware
Waterfront B, LLC	Delaware
Waterfront C, LLC	Delaware
Waterfront D, LLC	Delaware
Waterfront E, LLC	Delaware
DPC Mezzanine, LLC	Delaware
Davies Pacific, LLC	Delaware
Pan Am Mezzanine I, LLC	Delaware
Pan Am Mezzanine II, LLC	Delaware
Pan Am Mezzanine III, LLC	Delaware
Pan Am Mezzanine IV, LLC	Delaware
Pan Am I, LLC	Delaware
Pan Am II, LLC	Delaware
Pan Am III, LLC	Delaware
Pan Am IV, LLC	Delaware
POP City Square, LLC	Delaware
Pacific Recreational Trust/Phoenix, LLC	Delaware
POP PBN, LLC	Delaware